Exhibit 10.1

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

CALIFORNIA DEPARTMENT OF FINANCIAL INSTITUTIONS

SAN FRANCISCO, CALIFORNIA

)
)
In the Matter of	)
	)	STIPULATION AND CONSENT
TEMECULA VALLEY BANK	)	TO THE ISSUANCE
TEMECULA, CALIFORNIA	)	OF AN ORDER
	)	TO CEASE AND DESIST
(INSURED STATE NONMEMBER BANK))
	)	Docket FDIC-09-057b
)

         Subject to the acceptance of this STIPULATION AND CONSENT TO THE ISSUANCE OF AN ORDER TO CEASE AND DESIST (“CONSENT AGREEMENT”) by the Federal Deposit Insurance Corporation (“FDIC”) and the California Department of Financial Institutions (“CDFI”), it is hereby stipulated and agreed by and between a representative of the Legal Division of FDIC, a representative of the CDFI, and Temecula Valley Bank, Temecula, California (“Bank”), as follows:

1.       The Bank has been advised of its right to receive a NOTICE OF CHARGES AND OF HEARING (“NOTICE”) detailing the unsafe or unsound banking practices and violations of law alleged to have been committed by the Bank and of its right to a public hearing on the alleged charges under section 8(b)(1) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b)(1), and Section 1912 of the California Financial Code (“CFC”), and has waived those rights.

2.       The Bank, solely for the purpose of this proceeding and without admitting or denying any of the alleged charges of unsafe or unsound banking practices and any violations of law, hereby consents and agrees to the issuance of an ORDER TO CEASE AND DESIST (“ORDER”) by the FDIC and the CDFI. The Bank further stipulates and agrees that such ORDER will be deemed to be an order which has become final under the Act and the CFC, and that said ORDER shall become effective upon its issuance by the FDIC and the CDFI, and fully enforceable by the FDIC and the CDFI pursuant to the provisions of the Act and the CFC.

3.       In the event the FDIC and the CDFI accepts the CONSENT AGREEMENT and issues the ORDER, it is agreed that no action to enforce said ORDER in the United States District Court will be taken by the FDIC, and no action to enforce said ORDER in State Superior Court will be taken by the CDFI, unless the Bank or any institution-affiliated party, as such term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), has violated or is about to violate any provision of the ORDER.

4.       The Bank hereby waives:

(a)       The receipt of a NOTICE;

(b)       All defenses in this proceeding;

(c)       A public hearing for the purpose of taking evidence on such alleged charges;

(d)       The filing of Proposed Findings of Fact and Conclusions of Law;

(e)       A recommended decision of an Administrative Law Judge; and

(f)       Exceptions and briefs with respect to such recommended decision.

Dated:   February 10, 2009

FEDERAL DEPOSIT INSURANCE	TEMECULA VALLEY BANK
CORPORATION, LEGAL DIVISION	TEMECULA, CALIFORNIA
BY: February 10, 2009

/s/ SANDRA A. QUIGLEY	/s/ STEVE W. AICHLE
Sandra A. Quigley	Steve W. Aichle
Counsel
CALIFORNIA DEPARTMENT OF
FINANCIAL INSTITUTIONS
BY:

/s/ PAUL T. CRAYTON	/s/ FRANK BASIRICO
Paul T. Crayton	Frank Basirico
Senior Counsel

/s/ ROBERT P. BECK
Robert P. Beck

/s/ NEIL M. CLEVELAND
Neil M. Cleveland

/s/ GEORGE COSSOLIAS
George Cossolias

/s/ LUTHER J. MOHR
Luther J. Mohr

/s/ MARTIN E. PLOURD
Martin E. Plourd

/s/ RICHARD W. WRIGHT
Richard W. Wright

Comprising the Board of Directors
of Temecula Valley Bank,
Temecula, California

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

CALIFORNIA DEPARTMENT OF FINANCIAL INSTITUTIONS

SAN FRANCISCO, CALIFORNIA

)
)
In the Matter of	)
	)	ORDER TO
TEMECULA VALLEY BANK	)	CEASE AND DESIST
TEMECULA, CALIFORNIA	)
	)	Docket FDIC-09-057b
(INSURED STATE NONMEMBER BANK))
)
)

         Temecula Valley Bank, Temecula, California ("Bank"), having been advised of its right to a NOTICE OF CHARGES AND OF HEARING detailing the unsafe or unsound banking practices alleged to have been committed by the Bank and of its right to a hearing on the alleged charges under section 8(b)(1) of the Federal Deposit Insurance Act ("Act"), 12 U.S.C. § 1818(b)(1), and Section 1912 of the California Financial Code, and having waived those rights, entered into a STIPULATION AND CONSENT TO THE ISSUANCE OF AN ORDER TO CEASE AND DESIST ("CONSENT AGREEMENT") with counsel for the Federal Deposit Insurance Corporation ("FDIC"), and with counsel for the California Department of Financial Institutions (“CDFI”), dated February 10, 2009, whereby solely for the purpose of this proceeding and without admitting or denying the alleged charges of unsafe or unsound banking practices and violations of law and/or regulations, the Bank consented to the issuance of an ORDER TO CEASE AND DESIST ("ORDER") by the FDIC and the CDFI.

         The FDIC and the CDFI considered the matter and determined that they had reason to believe that the Bank had engaged in unsafe or unsound banking practices.  The FDIC and the CDFI, therefore, accepted the CONSENT AGREEMENT and issued the following:

ORDER TO CEASE AND DESIST

         IT IS HEREBY ORDERED, that the Bank, its institution-affiliated parties, as that term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), and its successors and assigns, cease and desist from the following unsafe and unsound banking practices, as more fully set forth in the joint FDIC and CDFI Report of Examination (“ROE”) dated December 1, 2008:

(a)      operating with management whose policies and practices are detrimental to the Bank and jeopardize the safety of its deposits;

(b)      operating with a board of directors which has failed to provide adequate supervision over and direction to the active management of the Bank;

(c)      operating with inadequate capital in relation to the kind and quality of assets held by the Bank;

(d)      operating with an inadequate loan valuation reserve;

(e)      operating with a large volume of poor quality loans;

(f)      operating in such a manner as to produce operating losses; and

(g)      operating with inadequate provisions for liquidity.

         IT IS FURTHER ORDERED, that the Bank, its institution-affiliated parties, and its successors and assigns, take affirmative action as follows:

1.       The Bank shall have and retain qualified management.

(a)      Each member of management shall have qualifications and experience commensurate with his or her duties and responsibilities at the Bank.  Management shall include the following:  (i) a chief executive officer with proven ability in managing a bank of comparable size, and experience in upgrading a low quality loan portfolio, improving earnings, and other matters needing particular attention; (ii) a chief financial officer with demonstrated ability in all financial areas including but not limited to, accounting, regulatory reporting, budgeting and planning, management of the investment function, liquidity management, and interest rate risk management; and (iii) a chief credit officer with significant appropriate lending, collection, and loan supervision experience and experience in upgrading a low quality loan portfolio.  The chief executive officer, the chief financial officer, and the chief credit officer are hereafter referred to collectively as “Senior Executive Officers.”  Each Senior Executive Officer shall be provided appropriate written authority from the Bank’s Board to implement provisions of this ORDER and shall perform his or her duties onsite at the Bank.  Without limiting the generality of the foregoing, the Regional Director of the FDIC’s San Francisco Regional Office (“Regional Director”) and the Commissioner of the CDFI (“Commissioner”) reserve the right to determine whether current senior executive officers and directors of the Bank will be considered to be qualified for purposes of this Order.

(b)      During the life of this ORDER, the Bank shall notify the Regional Director and the Commissioner in writing when it proposes to add any individual to the Bank's Board or employ any individual as a senior executive officer.  The notification must be received at least 30 days before such addition or employment is intended to become effective and should include a description of the background and experience of the individual or individuals to be added or employed.  The Bank shall not add, elect or appoint any individual to the Bank’s Board or employ any individual as a senior executive officer if the Regional Director or Commissioner, in response to the Bank’s notification as required in this paragraph, notifies the Bank of his or her disapproval.

2.       Within 30 days from the effective date of this ORDER, the Bank’s Board shall increase its participation in the affairs of the Bank, assuming full responsibility for the approval of sound policies and objectives and for the supervision of all of the Bank's activities, consistent with the role and expertise commonly expected for directors of banks of comparable size.  This participation shall include meetings to be held no less frequently than monthly at which, at a minimum, the following areas shall be reviewed and approved: reports of income and expenses; new, overdue, renewal, insider, charged-off, and recovered loans; investment activity; operating policies; and individual committee actions.  The Bank’s Board minutes shall document these reviews and approvals, including the names of any dissenting directors.

3.       (a)       Within 90 days from the effective date of this ORDER, the Bank shall develop and adopt a capital plan that requires the maintenance of the Bank’s Tier 1 Leverage Capital ratio above 10 (ten) percent throughout the life of this ORDER.

(b)      Within 60 days from the effective date of this ORDER, the Bank shall develop and adopt a plan to meet and thereafter maintain the minimum risk-based capital requirements as described in the FDIC’s Statement of Policy on Risk-Based Capital contained in Appendix A to Part 325 of the FDIC’s Rules and Regulations, 12 C.F.R. Part 325, Appendix A.  The Plan shall be in a form and manner acceptable to the Regional Director and the Commissioner as determined at subsequent examinations.

(c)      If all or part of the increase in Tier 1 capital required by Paragraph 3 of this Order is accomplished by the sale of new securities, the Bank’s Board shall forthwith take all necessary steps to adopt and implement a plan for the sale of such additional securities, including the voting of any shares owned or proxies held or controlled by them in favor of the plan.  Should the implementation of the plan involve a public distribution of the Bank’s securities (including a distribution limited only to the Bank’s existing shareholders), the Bank shall prepare offering materials fully describing the securities being offered, including an accurate description of the financial condition of the Bank and the circumstances giving rise to the offering, and any other material disclosures necessary to comply with the federal securities laws.  Prior to the implementation of the plan and, in any event, not less than fifteen (15) days prior to the dissemination of such materials, the plan and any materials used in the sale of the securities shall be submitted to the FDIC, Registration and Disclosure Unit, Washington, D.C. 20429, for review and to the Commissioner to obtain any and all necessary securities permits or other approvals.  Any changes requested to be made in the plan or materials by the FDIC or the Commissioner shall be made prior to their dissemination.  If the increase in Tier 1 capital is provided by the sale of noncumulative perpetual preferred stock, then all terms and conditions of the issue, including but not limited to those terms and conditions relative to interest rate and convertibility factor, shall be presented to the Regional Director and the Commissioner for prior approval.

(d)      For the purposes of this ORDER, the terms "Tier 1 capital" and "total assets" shall have, the meanings ascribed to them in Part 325 of the FDIC’s Rules and Regulations, 12 C.F.R. §§ 325.2(v) and 325.2(x).

4.       (a)       Within 60 days from the effective date of this ORDER, the Bank shall develop written asset disposition plans for each classified asset greater than 2.5 million.  The plans shall be reviewed and approved by the Bank’s Board and acceptable to the Regional Director and the Commissioner as determined at subsequent examinations and/or visitations.

                   (b)       Within 60 days from the effective date of this ORDER, the Bank shall adopt and implement a written plan for the reduction and collection of delinquent loans and a written plan to reduce the overall level of classified assets.  The plans shall be acceptable to the Regional Director and the Commissioner as determined at subsequent examinations and/or visitations.

5.       Within 60 days from the effective date of this ORDER, the Bank shall develop, adopt, and implement a comprehensive policy for determining the appropriateness of the allowance for loan and lease losses.  The policy shall include requirements for complying with the standards and guidelines in the Policy Statement on Allowance for Loan and Lease Loss Methodology and Documentation for the Bank and Savings and Loans dated July 2, 2001, and the Interagency Policy Statement on Allowance for Loan and Lease Losses dated December 13, 2006.

6.       Within 60 days from the effective date of this ORDER, the Bank shall develop a written plan, approved by its Board and acceptable to the Regional Director and the Commissioner for systematically reducing the amount of loans or other extensions of credit advanced, directly or indirectly, to or for the benefit of, any borrowers in the “Land & Construction Loan” Concentrations, as more fully set forth in the ROE dated December 1, 2008.

7.       Within 90 days of the effective date of this ORDER, the Bank shall develop and submit to the Regional Director and the Commissioner a written three-year strategic plan.  Such plan shall include specific goals for the dollar volume of total loans, total investment securities, and total deposits as of December 31, 2009, December 31, 2010, and December 31, 2011.  For each time frame, the plan will also specify the anticipated average maturity and average yield on loans and securities; the average maturity and average cost of deposits; the level of earning assets as a percentage of total assets; and the ratio of net interest income to average earning assets.  The plan shall be in a form and manner acceptable to the Regional Director and the Commissioner as determined at subsequent examinations and/or visitations.

8.       Within 90 days from the effective date of this ORDER, the Bank shall formulate and implement a written profit plan.  This plan shall be forwarded to the Regional Director and the Commissioner for review and comment and shall address, at a minimum, the following:

(a)      goals and strategies for improving and sustaining the earnings of the Bank, including:

(i)      an identification of the major areas in, and means by which, the Bank’s Board will seek to improve the Bank's operating performance;

(ii)     realistic and comprehensive budgets;

(iii)    a budget review process to monitor the income and expenses of the Bank to compare actual figures with budgetary projections; and

(iv)     a description of the operating assumptions that form the basis for, and adequately support, major projected income and expense components.

(b)      coordination of the Bank's loan, investment, and operating policies, and budget and profit planning, with the funds management policy.

9.       Within 60 days from the effective date of this ORDER, the Bank shall develop or revise, adopt, and implement a written liquidity and funds management policy.  Such policy and its implementation shall be in a form and manner acceptable to the Regional Director and the Commissioner as determined at subsequent examinations and/or visitations.

10.      Within 30 days of the effective date of this ORDER, the Bank shall submit to the Regional Director and the Commissioner a written plan for reducing its reliance on brokered deposits.  The plan should contain details as to the current composition of brokered deposits by maturity and explain the means by which such deposits will be paid in compliance with 12 C.F.R. § 337.6.  The Regional Director and the Commissioner shall have the right to reject the Bank’s plan.  On the 15th day of each month, the Bank shall provide a written progress report to the Regional Director and the Commissioner with specific reference to progress under the Bank’s plan.  For purposes of this ORDER, brokered deposits are defined as described in section 337.6(a)(2) of the FDIC’s Rules and Regulations to include any deposits funded by third party agents or nominees for depositors, including deposits managed by a trustee or custodian when each individual beneficial interest is entitled to or asserts a right to federal deposit insurance.

11.      The Bank shall not pay cash dividends without the prior written consent of the Regional Director and the Commissioner.

12.      Within 30 days of the end of the first quarter, following the effective date of this ORDER, and within 30 days of the end of each quarter thereafter, the Bank shall furnish written progress reports to the Regional Director and the Commissioner detailing the form and manner of any actions taken to secure compliance with this ORDER and the results thereof.  Such reports shall include a copy of the Bank's Report of Condition and the Bank's Report of Income.  Such reports may be discontinued when the corrections required by this ORDER have been accomplished and the Regional Director and the Commissioner have released the Bank in writing from making further reports.

13.      Following the effective date of this ORDER, the Bank shall send to its shareholder(s) or otherwise furnish a description of this ORDER in conjunction with the Bank's next shareholder communication and also in conjunction with its notice or proxy statement preceding the Bank's next shareholder meeting.  The description shall fully describe the ORDER in all material respects.  The description and any accompanying communication, statement, or notice shall be sent to the FDIC, Accounting and Securities Section, Washington, D.C. 20429, and to the Commissioner, at least 15 days prior to dissemination to shareholders.  Any changes requested to be made by the FDIC shall be made prior to dissemination of the description, communication, notice, or statement.

         This ORDER will become effective upon its issuance by the FDIC and the CDFI.  Violation of any provision of this Order will be deemed to be conducting business in an unsafe or unsound manner, and will subject the Bank to further regulatory enforcement action.  The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provisions of this ORDER shall have been modified, terminated, suspended, or set aside by the FDIC and the CDFI.

         Pursuant to delegated authority.

         Dated at San Francisco, California, this 12th day of February, 2009.

/s/ J. GEORGE DOERR, for
Stan Ivie
Regional Director
Division of Supervision and Consumer Protection
San Francisco Region
Federal Deposit Insurance Corporation

/s/ WILLIAM S. HARAF
William S. Haraf
Commissioner
California Department of Financial Institutions